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                                                                    EXHIBIT 23.8

                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-4 as a result of such incorporation. We further consent to the reference to our report in the Form 10-K/A for the year ending December 31, 1997.


                                        Sincerely,

                                        /s/  RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Denver, Colorado


February 27, 1998